
                                  NSAR ITEM 77O

                                 VKAC Bond Fund
                               10f-3 Transactions

  UNDERWRITING #        UNDERWRITING                  PURCHASED FROM             AMOUNT OF SHARES          % OF           DATE OF
                                                                                   PURCHASED            UNDERWRITING      PURCHASE


         1           Cablevision Systems                Bear Stearns                1,500,000                0.500%        02/03/98
         2             Beckman Coulter                 Merrill Lynch                1,500,000                0.375%        02/25/98
         3            R & B Falcon Corp.                First Boston                1,000,000                0.091%        04/08/98
         4       Tenet Healthcare Corporation       Donaldson, Lufkin &             8,500,000                0.708%        05/08/98
                                                          Jenrette
         5           Owens-Illinois, Inc.           Salomon Smith Barney            1,250,000                0.227%        05/14/98

         6         Tyco International Group             J.P. Morgan                 4,000,000                0.200%        06/04/98
         7             Raytheon Company                     CSFB                    1,750,000                0.230%        10/29/98



Other Firms participating in Underwriting:

UNDERWRITING FOR # 1

Morgan Stanley & Co., Inc.
Salomon Brothers Inc.

UNDERWRITING FOR #2

Salomon Smith Barney
Citicorp Securities, Inc.
Credit Suisse First Boston
Morgan Stanley Dean Witter
BancAmerica Robertson Stephens
First Chicago Capital Markets, Inc.
Goldman, Sachs & Co.

UNDERWRITING FOR #3

Chase Securities Inc.
Donaldson, Lufkin & Jenrette Securities Corporation
Morgan Stanley & Co. Incorporated

UNDERWRITING FOR #6

Morgan Stanley & Co. Incorporated
Lehman Brothers Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Credit Suisse First Boston Corporation
Donaldson, Lufkin & Jenrette Securities Corporation
BT Alex.Brown Incorporated
First Chicago Capital Markets, Inc.
NationsBanc Montgomery Securities LLC
ABN AMRO Incorporated
Credit Lyonnais Securities Inc.
First Union Capital Markets Inc.
Scotia Capital Markets Inc.
Bear, Stearns & Co. Inc.
Citicorp Securities, Inc.

UNDERWRITING FOR #6 (CON'T)

PaineWebber Incorporated
UBS Securities LLC
BancAmerica Robertson Stephens
BNY Capital Markets Inc.
Commerzbank Capital Markets Corporation